Exhibit 10.5

7O,OOO 8,1?0000 1 .9,dT0S): Contract f24(Contract No.): B M(Date): 2024 - 06 - 17 • The Buyer: Meng Xun Mach i nery (Hong Kong) L i m i ted A I : 6@AA 'zJ•JtBtg 3 1 tgt¥MAJk 1e IO how • Address: 1801, 18 / F, Wah Po Commercial Building, 3 Hau Fuk Street, Tslm Sha Tsul, Kowloon, Hong Kong • 80 III(Zip code): rg Jâ(Tel): 11 R(Fax): The Seller: Address: 1iâ(Tel). /6&(Fax): USA(Contact Person): (l) 6l?lb8tl (contract content) 6 ¥€q6 \ T2. ¥g& N&&&&. ENABLE. 3£éBB&T@BWfr/¥fBA: Thle contract Is made by and between the Buyer and Seller, whereby the Buyer agreee to buy and the Seller agrees to sell the under - mentloned goods and / or service according to the terma and conditions etipuIated'below: Hz .0.(Confidential)

t!/) 06‹Y¥t Documents of Shipment): The Seller shall present the following documents to the buyer: Full set of clean on Board Ocean Bill of Lading. (2) @R 3 D, 86 & IN Invoice in trlpllcate lndlcatlng Contract No. and shipping mark. ( ) BB1 3 D, E •6 €. #€. 61Bf0 RR ¥& & 8 6 . Packing Ilet In trlpllcate wlth lndlcatlon of both grose and net welghte and each Item packed. After the goods are completely loaded, the Seller shall Immediately fax to notlfy the Buyer within 3 working days of the Contract number, name of commodlty, quantlty, grose welght, Involved value, name of the carrying vessel and the date of salllng . (14) flWD4â(Inspecflon of Goods): 6 @ CIQ R 4 t@#fit ¥ rt . aS€ 1 &/ Bfitg ¥ . In caae CIQ In China requeete the sampling lnepectlon of the goods, the parties will accept euch Inspection . (15) @ /$4G@ (Warranty Perlod) The Warranty Péirlod ehall end thirty - elx (36) months after shipment from the factory of the Seller . However, for the followlng parts or unlts of the goods, no warranty service shall be provided : batterles, lamps, fuees, and flltere (for center through option) . J $ y {R & (Content of Warrant y) (12) ¥ £G6 Uf8Xâ 30 XR âA1t€& "@OBX4/J/EB” PT9. The buyer shal I Drov ide the Cus toar C I earance Shee t of import ing ror paymen t wi th in 30 days after fini sh i ng the cus tons c 1 earance. @@@&{terms of Shipment): &“= #/iR@ & R B Ai8 II tg 2010 SIB #T@ A Ai6¥6@7J. The trade terms appeared In the Contract are eub]ect to INCOTERMS 2010. @@@$$ItShlpplng Advt¢e): P 8• A@BB/i2 . XI 6 3 TI/T D R fi“ PM fi ttf & 6 fi t€ €B. (t3) X¥@&. &6 fa Dur i ng the Warrant y Per iod, the Se Her or any service company to be des i gnated by the Se fler shall repair or supp ly the replac event parts in exchange for the defect ive parts of the goods eh i ch the Sell er conf i rms that the Se Her is respons ib Ie for, i. thout add i t i ona I charge . ii. tsoBiia H . & fsznTi8nT &«iGi &a$ a. A S etaf9 . I n sp i te of the above I teas a. and b. of Clause 5, even dur i ng the Warrant y Period, the Seller or the service cocpany shal1 charge separate fees accord i ng to i ts 14a i ntenance Ser vi ce Fee Table, for the fo I I ovings: s 0& .g.(Confidential)

Defects due to incorrect repairing, conversion, movement, or the incorrect handling according to instructions, which are caused by the End - User, Buyer, or any party other relevant third party after the goods delivery . z) Ja 6 a % & tufun/t . \ £ new . IB 1 bR fi v 0 ’Ja/t c AB/ 9 aa a‹t £ 1 1@ @fg • Defects in parts which were supplied or designated by the Buyer (or End - User) or customized to conform to the specifications of the Buyer (or End - User); and defects regarded to have resulted from any of the above. 1!1fLJUf1• Affirmative Defects regarded to have resulted from the use of the goods in combination with those parts, peripheral devices or software which are not supplied or designated by the Seller . Affirmative Defects regarded to have resulted from usage in a condition other than those described in manual, or defects regarded to have resulted from imperfection to perform inspection and maintenance as described in manual . ; . ” - - , , ‹ Defects regarded to have resulted from the usage in improper circumstances. «› *› * , X ›Lg it it A /4 J‹ ‹'Uh NJ fJ \ ' all ’I I fi NJ lit f9 ƒ Defects arising from fires, floods, earthquakes, lightening and any other Force Majeure. 7s It* \ ttr J! ‹/* ii fiñ nr4. When the goods are resold, transferred, or leased. ^) f*I All ñ G /éf‹J /t / fé In * I fi /U oA6 ƒ When the goods are relocated to any other country after the operation. 1 h ‹ I o r t gti i ri g s t a t e s t he en t i re ] i all i ] i t y and i e s pon . s i li i 1 i t y o I t h ‹ • Se l 1 er f’‹a r t h ‹* yoo‹l s i’ ‹›v e i erl my I h i s Con I ion’ t, uritl i s i n 1 i eu o I“ ‹in y ex p res s ed or i rnp 1 i eel s : it’ rnti t y w i t h res pec I I he re I o . (16) &ifiPQ(Intellectual Property) : UIF IN. .(Contidential)

c. responsibility, defend any claim or suit brought against the Buyer based on a claim that the goods or any part thereof constitute an infringement of any patent, copyright or other intellectual property right (hereinafter referred to as '*Intellectual Property Right") of any third party, and shall pay any damages that may be finally awarded in such suit and any settlement amount. In the event such a claim or suit Is brought against the Buyer, the Buyer shall inform the Seller in writing immediately, and shall fully cooperate with the Seller. In addition, at any stage of the defense of such a claim or suit, the Seller may, at its expense and option, either procure for the Buyer the rights to continue using the goods, replace the same with non - infringing goods, modify the goods so they become non - infringing or buy back the goods at a reasonable price. I” :t X . 1. new m cr• 1‘J lily F f0J fr . II/›1 tñ - ..â If 4 /J T 'ñr . b. The Seller shall have no liability about the part when the decision in the above suit is based on the finding that the use of the goods or any part thereof furnished hereunder in combination with product not supplied or specified by the Seller or modification of the goods by the Buyer after delivery from the Seller, constitutes the infringement of the Intellectual Property Right. ' I . »‹. . /i. / w! '// ‹I› ”.fy I. rJ ‹ .:1 4 J›!fh \ IJ 4 "J” \ flilfilv i”l NoMithstanding the above Item a. of Clause 18, the Seller shall have no liability for an infringement of any patents which may be caused by the use of the goods in a manufacturing process of the Buyer in a manner infringing any patent of any third party. d. . J2 I / ” J ”iJi xt› ! ifJ II” Eli i:! ‘ ƒ txT //J /1 ñ/ . The foregoing states the entire liabllity and responsibility of the Seller to the Buyer for Intellectual Property Right infringement and Is in lieu of any express or implied warranty with respect thereto. (17) @&(ConfIdentlaIlty)@6A@@(Security Usage): \ •' I I B TJ' I I T* 1 ,” 3 ‹I , 1 ‹ I • 1 a . b|J \ . (« T* ( . ' . 1 ‹ ñ r : Each party shall hold in confidence any information which may be disclosed by the other party and is marked as confidential at the time of disclosure (hereinafter referred to as “Confidential Information"), and shall not discloee the same to any third party for a period of three (3) years from the disclosure . However, the Confidential Information shall not be deemed to include the following information : (1) l 2 Tér'/ * N , a ” 1 ^ 17 /› - / 44 “ 4 /x*n Nté›x F . “ 1 ’ . a a éL é B — e E Information which is publicly available at the date of disclosure, or which becomes publicly available by people outside the recipient party without the recipient party's breach of this Contract after the date of disclosure ; ?¿ (2) a‹.. a u« a , Information which is already in the possession of the recipient party at the date of disclosure by the disclosure party; (3) » “.›/ ‹ , }f[E , ,(Confidential)

Information which is lawfully disclosed by a third party;

(4) 不违反本合同义务情况下受领当事者独自开发的信息。

Information which has been or will be hereafter developed by the recipient independently.

② 买方承诺不将卖方产品用于研发、生产、及储运大规模杀伤性武器（核武器、生物武器、化学武器、或导弹）;

The buyer guarantee that the seller's product never be used for the development, production, use of stockpiling of weapons of mass destruction (nuclear weapons, biological weapons, chemical weapons, or missiles)

(18) 不可抗力(Force Majeure):

任何一方，根据本合同履行任何义务时，由于火灾、洪水、地震、政府行为或法律规定以及当事者不能克服的事件而不能履行或延迟履行合同义务时，仅限于该期间内以及该范围内对另一方当事者不承担责任。但是任何一方当事者的不可抗力事故持续 120 天以上时，另一方当事者有权选择终止本合同,并不需向当事者履行义务。

Neither party shall be liable to the other party for failure or delay in the performance of any of its obligations under this Contract for the time and to the extent such failure or delay is caused by fire, flood, earthquake, governmental action or regulation, or other contingencies beyond the reasonable control of such party; provided that if such party is so delayed for a period of one hundred and twenty (120) days, the other party shall have the right, at its election, to terminate this Contract without further liability to such party.

(19) 争议解决 **(Dispute Settlement):**

凡因本合同引起的或与本合同有关的任何争议发生时，任何一方均可向卖方所在地法院提起诉讼。

All disputes in connection with this Contract or the execution hereof shall be appealed to the court where the Seller is located by any parties.

(20) 合同生效(Effective Date):

双方签字盖章日期为生效。如果需要双方政府的批准，后面批准的日期为准。

The effective date of this Contract shall be signed by seller and buyer, if necessary, of both parties, whichever is later.

合同签订地点为上海

This contract is agreed at Shanghai.

如果超过本合同规定的交货日期六个月后，买方仍没有支付合同规定的发货款项并提货，或者买方没有要求取得合同项下剩余货物/服务，则自动视为买方单方解除本合同，卖方有权要求买方赔偿相关损失。

After six (6) months from the delivery date, if the buyer does not pay the foresaid delivery payments before delivery and take the goods, or the buyer does not ask for the rest goods or services, this contract will be deemed to be terminated automatically by the buyer. Also the seller has the right to claim the relevant losses caused by the buyer.

本合同由中英文写成，若两种文本有差异时，以中文本为准。

The contract is written in both Chinese and English versions. Any inconsistency with the content between the Chinese version and English version, the Chinese version shall prevail.

本合同设备属日本政府出口管制设备，需办妥出口许可证后才能交货。买方应配合提供办理出口许可证所需的所有文件，如因办理出口许可证导致需延期交货的，本合同设备交货期应相应顺延。如因买方公司资质导致无法办理出口许可证的，本合同作取消处理。买卖双方均不承担因出口许可证

机密信息(Confidential) 第 6 页 共 7 页

// J J \ * i < ! \ ›l ’J ’‹’I / 1 f • ' . \ ( r The equipment in this contract can be delivered only after permission is approved by Japanese government due to exporting control . The buyer should supply the documents whiCh is required to apply for the permission . The delivery date in this contract would be deferred if exporting permission is delayed, and the contract would be cancelled if the exporting permission is denied because of the buyer's qualification . The buyer / the seller would not take the responsibility for breach of contract when the delivery date is delayed and/or the contract is cancelled because the exporting permission is delayed or cancelled . The B uyer: Mot Xu» Mach i I e r y (Hong Koi g) L i nJ i tell » TH E SELLER ’ I I Bank Namr. SWIFT CODE ’›!L (USD)